W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000	NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Karen A. Horvath Vice President – External Financial Communications 203-629-3000

W. R. BERKLEY CORPORATION DECLARES SPECIAL DIVIDEND
Greenwich, CT, December 14, 2012 -- W. R. Berkley Corporation (NYSE: WRB) announced today that its Board of Directors has declared a special cash dividend on its common stock of $1.00 per share.  The special dividend will be paid on December 31, 2012 to stockholders of record at the close of business on December 24, 2012.  The special dividend is in addition to the previously announced regular quarterly cash dividend of 9 cents per share to be paid on December 20, 2012 to stockholders of record at the close of business on December 4, 2012.

Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates in five segments of the property casualty insurance business:  specialty insurance, regional property casualty insurance, alternative markets, reinsurance and international.

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